Exhibit 107

Calculation of Filing Fee Table

Form S-3 Registration Statement under the Securities Act of 1933
(Form Type)

Horizon Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)
Fees to Be Paid	Equity	Common Stock	–	–	–	–	–	–
	Equity	Preferred Stock	–	–	–	–	–	–
	Equity	Depositary Shares(4)	–	–	–	–	–	–
	Equity	Warrants(5)	–	–	–	–	–	–
	Debt	Debt Securities(6)	–	–	–	–	–	–
	Other	Rights(7)	–	–	–	–	–	–
	Other	Units(8)	–	–	–	–	–	–
	Other	Purchase Contracts(9)	–	–	–	–	–	–
	Unallocated (Universal) Shelf	–	457(o)	–	–	$250,000,000	$0.00014760	$36,900
	Total Offering Amounts					$250,000,000		$36,900
	Total Fees Previously Paid							–
	Total Fee Offsets							$27,275
	Net Fee Due							$9,625
(1)
There are being registered hereunder such presently indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of depositary shares, and such indeterminate amount of warrants, debt securities, rights, units, and purchase contracts of Horizon Bancorp, Inc. which may be offered and sold in such amount as shall result in an aggregate offering price not to exceed $250,000,000.  This Registration Statement also covers an indeterminate amount of securities, if applicable, as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), any securities issuable upon a stock split, stock dividend, recapitalization, or similar transaction.

(2)	The maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.
(3)
Pursuant to Rule 457(p) of the Securities Act, the registrant hereby offsets the registration fee required in connection with this Registration Statement by $27,275, which represents the registration fee previously paid by the registrant with respect to an aggregate $250,000,000 of unsold securities (the “Unsold Securities”) previously registered on a Registration Statement on Form S-3 (File No. 333-251940) (the “Prior Registration Statement”), initially filed with the Securities and Exchange Commission on January 7, 2021, and declared effective on January 15, 2021, and which is now terminated.  Pursuant to Rule 457(p), the $36,900 filing fee currently due in connection with this Registration Statement is offset in part by the $27,275 balance for the Unsold Securities under the Prior Registration Statement, resulting in a net fee due of $9,625 remitted in connection with this Registration Statement.

(4)
Each depositary share will be evidenced by depositary receipts issued pursuant to a depositary agreement.  If the registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the depositary agreement.

(5)	The registrant may issue warrants for the purchase of common stock, preferred stock, depositary shares, and/or debt securities in one or more series.
(6)	The debt securities being registered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or any combination thereof.
(7)	The registrant may issue rights evidencing the right to purchase common stock, preferred stock, depositary shares, debt securities, or other securities.
(8)	Each unit will be issued under a unit agreement and will represent an interest in one or more other securities, which may or may not be separable from one another.
(9)
Purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, may be issued for the purchase or sale of the registrant’s common stock, preferred stock, debt securities, or depositary shares.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fees Offset Claims	Horizon Bancorp, Inc.	S-3	333-251940	1/7/2021 (effective 1/15/2021)		$27,275	Equity Debt Other Unallocated (Universal) Shelf	Common Stock Preferred Stock Depositary Shares Warrants Debt Securities Rights Units Purchase Contracts	$250,000,000	$250,000,000
Fees Offset Sources	Horizon Bancorp, Inc.	S-3	333-251940		1/7/2021 (effective 1/15/2021)						$27,275(1)
(1)	See Note (3) under Table 1 above.